Exhibit 21.1

ROTECH HEALTHCARE INC.

SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation or Organization
A-1 Medical Equipment, Inc.	Florida
Abba Medical Equipment, Inc.	Florida
Acadia Home Care	Maine
Allied Medical Supply, Inc.	Arizona
Always Medical Equipment, Inc.	Florida
Andy Boyd’s InHome Medical, Inc., West.	West Virginia
Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia
Anniston Health & Sickroom Supplies, Inc.	Alabama
Berkeley Medical Equipment, Inc.	Florida
Beta Medical Equipment, Inc.	Florida
Cambria Medical Supply, Inc.	Florida
Camden Medical Supply, Inc.	Florida
Care Medical Supplies, Inc.	Illinois
Centennial Medical Equipment, Inc.	Florida
Charlotte Medical Supply, Inc.	Florida
Collins Rentals, Inc.	Missouri
Community Home Oxygen, Inc.	Montana
Contour Medical Supply, Inc.	Florida
Corley Home Health Care, Inc.	Georgia
CPO 2, Inc.	Pennsylvania
Cynthiana Home Medical Equipment, Inc.	Florida
Daniel Medical Systems, Inc.	Oklahoma
Distinct Home Health Care, Inc.	Florida
Don Paul Respiratory Services, Inc.	Colorado
DuMEd, Inc.	Iowa
East Tennessee Infusion & Respiratory, Inc.	Florida
Encore Home Health Care, Inc.	Florida
Excel Medical of Fort Dodge, Inc.	Iowa
Excel Medical of Marshalltown, Inc.	Iowa
First Community Care of Niagara, Inc.	New York
Firstcare, Inc.	Kansas
Fischer Medical Equipment, Inc.	Idaho
Four Rivers Home Health Care, Inc.	Missouri
G&G Medical, Inc.	Colorado
Gate City Medical Equipment, Inc.	Florida
Georgia Medical Resources, Inc.	Georgia
Gladwin Area Home Care, Inc.	Michigan
Hamilton Medical Equipment Service, Inc.	Iowa
Health Care Services of Mississippi, Incorporated	Florida
Holland Medical Services, Inc.	Florida
Home Care Oxygen Service, Inc.	Minnesota
Home Medical Systems, Inc.	South Carolina
IHS Acquisition XXVII, Inc.	Delaware
Integrated Health Services at Jefferson Hospital, Inc.	Delaware
Intensive Home Care Services, Inc.	Texas
IOTA Medical Equipment, Inc.	Florida
LAMBDA Medical Equipment, Inc.	Florida
LAMS, Inc.	Texas

Name	State or Other Jurisdiction of Incorporation or Organization
Lawrence Medical Equipment, Inc.	Kansas
Lovejoy Medical, Inc.	Kentucky
Major Medical Supply, Inc.	Texas
Medco Professional Services, Corp.	Colorado
MedCorp International, Inc.	Arizona
Medic-Aire Medical Equipment, Inc.	Florida
Medical Electro-Therapeutics, Inc.	Florida
Medicare Rental Supply, Inc.	West Virginia
Michigan Medical Supply, Inc.	Michigan
National Medical Equipment Centers, Inc.	Florida
Neumann’s Home Medical Equipment, Inc.	Illinois
Nightingale Home Health Care, Inc.	Florida
North Central Washington Respiratory Care Services, Inc.	Washington
Northeast Medical Equipment, Inc.	Florida
Northwest Home Medical, Inc.	Idaho
OMICRON Medical Equipment, Inc.	Florida
Oxygen of Oklahoma, Inc.	Oklahoma
Oxygen Plus Medical Equipment, Inc.	Florida
Oxygen Plus, Inc.	Colorado
Oxygen Therapy Associates, Inc.	Texas
Peterson’s Home Care, Inc.	California
PHI Medical Equipment, Inc.	Florida
Pioneer Medical Services, Inc.	West Virginia
Preferential Home Health Care, Inc.	Florida
Principal Medical Equipment, Inc.	Florida
Professional Breathing Associates, Inc.	Michigan
Professional Respiratory Home Healthcare, Inc.	Florida
PSI Health Care, Inc.	South Dakota
Pulmo-Dose, Inc.	Florida
Pulmonary Home Care, Inc.	New Jersey
Quality Home Health Care, Inc.	Florida
R.C.P.S., Inc.	California
RCG Information Services Corporation	Florida
RCI Medical Corp.	New Jersey
Regency Medical Equipment, Inc.	Florida
Resp-A-Care, Inc.	Kentucky
Respiracare Medical Equipment, Inc.	Florida
Respiratory Medical Equipment of Ga., Inc.	Florida
Respitech Home Health Care, Inc.	Wyoming
Responsive Home Health Care, Inc.	Florida
Rhema, Inc.	Texas
Ritt Medical Group, Inc.	Arizona
RN Home Care Medical Equipment Company, Inc.	Florida
Roswell Home Medical, Inc.	Florida
Rotech Employee Benefits Corporation.	Florida
Rotech Home Medical Care, Inc.	Florida
Rotech Oxygen and Medical Equipment, Inc.	Florida
Roth Medical, Inc.	Colorado
Rothert’s Hospital Equipment, Inc.	Kentucky
Sampson Convalescent Medical Supply, Inc.	North Carolina
Select Home Health Care, Inc.	Florida
SIGMA Medical Equipment, Inc.	Florida
Southeastern Home Health, Inc.	Florida
Sun Medical Supply, Inc.	North Carolina
Sunshine Home Health Care, Inc.	Florida

Name	State or Other Jurisdiction of Incorporation or Organization
The Kilroy Company, Inc.	North Carolina
Theta Home Health Care, Inc.	Florida
Tupelo Home Health, Inc.	Florida
Valley Medical Equipment, Inc.	Utah
Value Care, Inc.	Florida
VitalCare Health Services, Inc.	Florida
VitalCare of Pennsylvania, Inc.	Pennsylvania
VitalCare of Texas, Inc.	Texas
Whites Medical Rentals, Inc.	South Carolina
Wichita Medical Care, Inc.	Kansas
Zeta Home Health Care, Inc.	Florida